EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 of Middlefield Banc Corp of our report dated March 14, 2008, relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K of Middlefield Banc Corp. as of and for the year ended December 31, 2007.

/s/ S.R. Snodgrass, A.C. Wexford, PA August 12, 2008